ATEC Refinances Existing Debt with Inaugural Bank Facility

CARLSBAD, Calif., May 5, 2026 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a spine-focused provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced it has entered into a new credit facility, including a $125 million revolving credit facility and $175 million Term Loan A, led by JPMorgan Chase Bank, N.A. and TD Securities (USA) LLC. This transaction represents ATEC’s inaugural syndicated bank facility and reflects the Company’s strong operating performance and continued progression to a more scaled and profitable financial profile.

The new facility refinances the Company’s existing debt, including its prior term loan and asset-based lending facilities with Braidwell LP, Pharmakon Advisors LP, and MidCap Financial Trust, simplifies its capital structure, reduces borrowing costs, and extends maturities to 2031. At close, the facility carries an interest rate of SOFR plus 275 basis points and is expected to reduce interest expense by more than $6 million annually, with the potential to generate more than $35 million of savings over the life of the facility. The new facility also includes an incremental $150 million accordion feature, providing additional flexibility as the Company grows.

“This transaction marks an important step in the improvement of our capital structure,” said Todd Koning, Chief Financial Officer. “By lowering our cost of capital, extending our maturity profile, and partnering with a leading bank syndicate, we have strengthened our financial foundation. This new facility reflects the maturation of our business and positions us with a more scalable and flexible financing structure as we continue to grow.”

“We appreciate the support of our prior lending partners, Braidwell, Pharmakon, and MidCap, who have been important contributors to ATEC’s growth,” added Koning.

Additional information regarding the credit facility, including a copy of the credit agreement, will be included in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A.S., and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding InformatiXTM platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to be the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the expected reduction in interest expense and related cost savings over the life of the facility; the anticipated benefits of the new credit facility, including its maturity profile, borrowing costs, and incremental accordion feature; the Company's ability to utilize additional capacity under the facility to support future growth; and the Company's expectations regarding its financial condition, capital structure, and ability to meet its financial obligations. Important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: changes in interest rates or credit market conditions that affect borrowing costs; the Company's ability to satisfy the terms and covenants of the new credit facility; unanticipated expenses, liabilities, or other adverse events affecting cash flow or the Company's ability to achieve profitability; uncertainty of additional funding; and the Company's ability to meet its financial obligations and achieve expected financial outcomes. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the U.S. Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Robert Judd

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com